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EXHIBIT 11.0

                        EXTENDICARE HEALTH SERVICES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                        Three Months ended
                                                              March 31
                                                     ------------------------
                                                        1998           1997
                                                     --------        --------
Net Earnings                                         $ (5,793)       $ 1,907
Weighted Average Number of
   Common Shares Outstanding                              947            947
                                                     --------        -------
Net earnings per Common Share                        $     (6)       $     2
                                                     ========        =======


The Company does not have a complex capital structure and therefore, only has basic earnings per share.